Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT RECEIVES INQUIRY FROM CONNECTICUT ATTORNEY GENERAL

Philadelphia, PA — July 16, 2014 — Lannett Company, Inc. (NYSE: LCI) today announced that it has received interrogatories and subpoena from the State of Connecticut Office of the Attorney General concerning its investigation into pricing of digoxin.  According to the subpoena, the Connecticut Attorney General is investigating whether anyone engaged in any activities that resulted in (a) fixing, maintaining or controlling prices of digoxin or (b) allocating and dividing customers or territories relating to the sale of digoxin in violation of Connecticut antitrust law.  The Company maintains that it acted in compliance with all applicable laws and regulations and intends to cooperate with the Connecticut Attorney General’s investigation.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

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